MARK IV INDUSTRIES, INC.

                   Prospectus Supplement dated March 10, 1998
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby amended to correct certain information contained therein and to include an additional Selling Holder as indicated in the following table:


                                                                MUMBER OF SHARES OF
                              AGGREGATE PRINCIPAL AMOUNT        COMMON STOCK ISSUABLE
                              OF NOTES OWNED AND THAT           UPON CONVERSION OF NOTES
NAME OF SELLING HOLDER        THAT MAY BE SOLD                  THAT MAY BE SOLD
----------------------        --------------------------        ------------------------


Arkansas PERS (1)              $1,700,000                        51,809
Commonwealth Dealers
   Life Insurance (2)              90,000                         2,742
ICI American Holdings (1)         500,000                        15,238
PRIM Board                      2,300,000                        70,952
State of Delaware PERS (2)      1,200,000                        36,571
State of Oregon/
   SAIF Corporation (1)         3,000,000                        91,428
ZENECA Holdings Trust (1)         500,000                        15,238

------------------------
(1) Corrected Information.
(2) Additional Selling Holder.
